      As filed with the Securities and Exchange Commission on May 20, 1999
                                                                   Reg. No. 33

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------
                        DIAMOND ENTERTAINMENT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         New Jersey                                              22-2748019
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               identification No.)


                              16200 Carmenita Road
                               Cerritos, CA 90703
                                 (562) 921-3999
                    (Address of principal executive offices)

                ------------------------------------------------

                        ADVISORY AND CONSULTING AGREEMENT

                              (Full title of plan)

                        --------------------------------

                                  JAMES K.T. LU
                                    President
                              16200 Carmenita Road
                           Cerritos, California 90703
                     (Name and address of agent for service)
                                 (562) 921-3999
        (Telephone number, including area code of agent for service)
                                    Copy to:
                              Owen Naccarato, Esq.
                                   31 Grenache
                                Irvine, CA 92614
                                 (949) 510-4982


                                      CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                              Proposed maximum     Proposed maximum
Title of securities     Amount to be          Offering price       Aggregate offering    Amount of
to be registered        registered            Per share            Price                 registration fee
----------------------- --------------------- -------------------- --------------------- --------------------

Common Stock
( no par value)             6,000,000                  .05                $300,000            $83.40
----------------------- --------------------- -------------------- --------------------- --------------------


Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the exercise price of 6,000,000 warrants at .05 per share.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         *Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Diamond Entertainment Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (a) the Company's annual report on Form 10-K for the fiscal year ended March 31, 1998 (Commission File No. 0-17953):

         (b) all other reports filed by the Company pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 1998 through the date hereof;

         (c) the Registrant's Form S-18, file No. 33-33997 filed pursuant to
Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

         (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officer

         Section 14A: 3-5 of the New Jersey Business Corporation Act (the "Statute" empowers a corporation as follows:

         "Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expense and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the application standards of conduct set forth elsewhere in this statute.

Certificate of Incorporation

         The Company's Certificate of Incorporation provides that the Company shall indemnify those persons entitled to be indemnified, to the fullest extent permitted by Section 14 A:3-5 of the Statute.

Commission Policy

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibits to this registration statement are listed in the index to Exhibits on page 7.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes::

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraph (1) (I) and (I)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

             The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California on May 20, 1999.

                                       Diamond Entertainment Corporation




                                       By   /s/   James K.T. Lu
                                       -----------------------------------------
                                       James K.T. Lu, President, Chief Executive
                                       Officer, Principal Executive Officer
                                       and Director




                                       By     /s/   Fred U. Odaka
                                       -----------------------------------------
                                       Fred  U. Odaka, Chief Financial Officer,
                                       Principal Financial Officer and Principal
                                       Accounting Officer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                           Title                                       Date
---------                           -----                                       ----


/s/ James K.T. Lu                   President, Chief Executive Officer,         May 20, 1999
-----------------------             and Director
James K.T. Lu


/s/ Jeffrey I. Schillen             Executive Vice President and                May 20, 1999
-----------------------             Director
Jeffrey I. Schillen


/s/ Murray T. Scott                 Director                                    May 20, 1999
-----------------------
Murray T. Scott


                                INDEX TO EXHIBITS



        EXHIBIT
        NO.                                DESCRIPTION
        -------                            -----------

          4.1      Advisory and Consulting Agreements

          5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

          23.1     Consent of Independent Accountant.

          23.2     Consent of Counsel (included as part of Exhibit 5.1)











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